UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2022

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Avenue, 12th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2690

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

Letter Agreement

On December 30, 2022, INNOVATE Corp. (the “Company”) entered into a letter agreement (the “CGIC Letter Agreement”) with Continental General Insurance Company (“CGIC”) pursuant to which CGIC and its affiliates agreed to vote certain shares of the Company’s Series A-3 Convertible Participating Preferred Stock, par value $0.001 per share, and the Company’s Series A-4 Convertible Participating Preferred Stock, par value $0.001 per share, to the extent such shares result in CGIC beneficially owning more than 9.9% of the aggregate voting power of the Company, in the same manner as the majority of the holders holding less than 10% of the Company’s common stock, par value $0.001 per share, vote their shares with respect to any matter pursuant to which such shares are entitled to vote. The foregoing description of terms of the CGIC Letter Agreement is a summary of certain of its terms only and is qualified in its entirety by the full text of the CGIC Letter Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

As previously disclosed, on October 27, 2022, INNOVATE Corp. received a written notice from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (“Section 802.01C”), as the average closing price of the Company’s common stock (the “Common Stock”) was less than $1.00 per share over a consecutive 30 trading-day period. On January 3, 2022, the Company received a written notice from the NYSE that for the 30 trading days ending December 30, 2022, the average closing price of the Common Stock was above the $1.00 minimum requirement, and the Company is in compliance with Section 802.01C.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.

Seventh Omnibus Amendment and Warrant Amendments

On December 30, 2022, HC2 Broadcasting Holdings Inc. (“HC2 Broadcasting”) entered into a Seventh Omnibus Amendment to Secured Notes (the “Note Amendment”) with HC2 Station Group, Inc., HC2 Broadcasting Inc., HC2 Network Inc., HC2 Broadcasting License Inc., DTV America Corporation, HC2 Broadcasting Intermediate Holdings Inc., HC2 Broadcasting Holdings Inc., MSD PCOF Partners XVIII, LLC, MassMutual Ascend Life Insurance Company (“MassMutual”), and Great American Insurance Company (“GAIC”), which, among other things, extended $52.2 million of its Senior Secured Notes, due December 30, 2022 to May 31, 2024. The $52.2 million of Senior Secured notes consisted of $19.3 million of 8.5% Senior Secured notes and $32.9 million of 10.5% Senior Secured Notes.

The terms on the $19.3 million 8.5% Senior Notes remained the same. At the time of the extension, HC2 Broadcasting had accrued interest and other fees $6.9 million.

The interest rate on the $32.9 million 10.5% Senior Notes were increased to 11.45% and accrued interest and fees of $17.5 million were capitalized into the principal balance. All other terms were essentially the same.

Total outstanding principal after the refinancing was $69.7 million and $6.9 million of accrued interest and fees remain accrued.

The foregoing description of terms of the Note Amendment is a summary of certain of their respective terms only and is qualified in its entirety by the full text of the Note Amendment, filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Concurrently therewith and as part of the consideration for extending the 10.5% Senior Notes, HC2 Broadcasting amended warrants to purchase 145,825 shares of common stock of HC2 Broadcasting Holdings common stock held by the lenders of the 10.5% Senior Notes by extending the time to exercise such to the second half of 2026 and reducing the exercise price per share (i) from $140 to $.01 in the case of the certain of the warrants and (ii) from $130 to $.01 in the case of the remaining warrants.

Mutual Release and Termination Agreement with Azteca International Corporation and TV Azteca S.A.B. de C.V.

On December 31, 2022, HC2 Network, Inc. entered into that certain Mutual Release and Termination Agreement (the “MTA”) with Azteca International Corporation and TV Azteca, S.A.B. de C.V. (collectively, “TVA”), pursuant to which the parties agreed to terminate that certain Program Licensing Agreement entered into as of November 29, 2017 (the “PLA”), and the Binding Term Sheet: La Academia (the “Term Sheet”), dated as of November 10, 2019, and exchange mutual releases of any and all claims based on, arising out of or related to the PLA and certain other agreements to which HC2 Networks and TVA were previously parties.

The foregoing description of terms of the MTA is a summary of certain of its terms only and is qualified in its entirety by the full text of the MTA, filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement with Continental General Insurance Company
10.2	Seventh Omnibus Amendment to Secured Notes
10.3	Mutual Release and Termination Agreement with Azteca International Corporation and TV Azteca, S.A.B. de C.V.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2023

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer